EXHIBIT 99.1

                         Tri City Bankshares Corporation
                        Quarterly Brochure Financial Data

INCOME STATEMENT (unaudited)

                                    Twelve Months Ended          Three Months Ended
                                  ------------------------    ------------------------
                                  12/31/2006    12/31/2005    12/31/2006    12/31/2005
                                  ----------    ----------    ----------    ----------
Interest Income                  $40,923,621   $36,026,287   $10,818,263   $ 9,556,672
Interest Expense                  10,592,023     7,630,910     2,834,576     2,263,601
                                 -----------   -----------   -----------   -----------
Net Interest Income               30,331,598    28,395,377     7,983,687     7,293,071
Other Income                      10,420,170     9,471,510     2,681,872     2,246,573
Less: Other Operating Expenses    26,664,527    24,661,280     6,735,099     6,582,043
                                 -----------   -----------   -----------   -----------
Income Before Income Taxes        14,087,241    13,205,607     3,930,460     2,957,601
Provision for Income Taxes         4,803,500     4,257,000     1,369,000       946,000
                                 -----------   -----------   -----------   -----------
Net Income                       $ 9,283,741   $ 8,948,607   $ 2,561,460   $ 2,011,601
Net Income Per Common Share      $      1.06   $      1.05   $      0.29   $      0.23



BALANCE SHEET (unaudited) December 31, 2006 and 2005

ASSETS                                       2006             2005       LIABILITIES & EQUITY               2006            2005
Cash and Due                           $  53,615,568    $  50,249,590    Non Interest Bearing         $ 137,555,248   $ 148,606,402
Investment Securities                    118,312,548      137,911,201    Interest Bearing               523,872,993     490,685,046
                                                                                                      -------------   -------------
Federal Funds Sold                        32,567,624        6,334,444    Total Deposits                 661,428,241     639,291,448
Total Loans                              534,656,097      516,556,963    Short Term Debt                  3,470,020       2,432,163
Reserve for Loan Losses                   (5,709,397)      (5,665,519)   Other Liabilities                1,082,814       1,783,112
                                       -------------    -------------                                 -------------   -------------
Net Loans                                528,946,700      510,891,444    Total Liabilities              665,981,075     643,506,723
Bank Premises & Equipment                 20,171,665       20,894,633    Common Stock                     8,801,813       8,615,527
Cash surrender value of life insurance    11,168,940       10,753,006    Additional Paid-In Capital      24,651,548      21,233,200
Other Assets                               5,230,744        5,273,663    Retained Earnings               70,579,353      68,952,531
                                       -------------    -------------                                 -------------   -------------
                                                                         Total Stockholders Equity      104,032,714      98,801,258
                                                                                                      -------------   -------------
Total Assets                           $ 770,013,789    $ 742,307,981    Total Liabilities & Equity   $ 770,013,789   $ 742,307,981
                                       =============    =============                                 =============   =============



                                 Stock Valuation

The Corporation's stock is traded on the over-the-counter market under the trading symbol "TRCY." Trading in the Corporation's stock is irregular. The Corporation believes that no established trading market for the Corporation's stock exists. For purposes of the Corporation's Automatic Dividend Reinvestment Plan, the Board of Directors is required to establish the "Fair Market Value" of the Corporation's stock on a quarterly basis based on factors set forth in the Dividend Reinvestment Plan. The following table sets forth the Fair Market Value established under the Dividend Reinvestment Plan over the past two years.

October 2006            $     19.35          October 2005             $   19.35
July 2006                     19.35          July 2005                    19.35
April 2006                    19.35          April 2005                   19.60
January 2006                  19.50          January 2005                 19.50